UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 9, 2009 (December 3, 2009)

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300

Columbia, Maryland 21046
(Address of principal executive offices)

(443) 285-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 3, 2009, the Registrant’s Board of Trustees amended and restated the Registrant’s Bylaws (as so amended and restated, the “Bylaws”) primarily to: (i) clarify and expand on provisions pertaining to the manner in which shareholders may request the holding of special meetings and set forth detailed processes for how such meetings are conducted; (ii) enhance provisions governing the process shareholders follow in making a proposal or nomination with respect to a meeting of the Registrant’s shareholders to now require, among other things, that the proposing or nominating shareholder provide detailed information about the shareholder and the shareholder’s share ownership, certain relationships between such shareholder and other holders and persons acting in concert or affiliated with the shareholder, any anticipated benefits resulting from the proposal, any hedging arrangements entered into by the shareholder with respect to the Registrant’s securities, and, in the case of a trustee nomination, detailed information on the nominee; and (iii) make other enhancements and technical corrections.

The description set forth above is only a summary of the amendments effected by the amendment and restatement of the Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are filed herewith as Exhibit 3.2.

Item 9.01               Financial Statements and Exhibits

(d)          Exhibits

Exhibit Number	Exhibit Title
3.2	Amended and Restated Bylaws of Corporate Office Properties Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 9, 2009

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Stephen E. Riffee
Name:	Stephen E. Riffee
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.2	Amended and Restated Bylaws of Corporate Office Properties Trust.